UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2013
_____________________________________

WESTMORELAND COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

_____________________________________

Delaware	001-11155	23-1128670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9540 South Maroon Circle, Suite 200, Englewood, CO	80112
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (855) 922-6463

_______________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into Material Definitive Agreement.

On March 21, 2013, Westmoreland Mining, LLC (the “Company”), a wholly-owned subsidiary of Westmoreland Coal Company, entered into the Second Amendment to Amended and Restated Credit Agreement (the “Credit Amendment”) by and among Company, the guarantors, each of the banks (named on the signature pages thereof), and PNC Bank, National Association, as agent for the banks. The Credit Amendment amends the Amended and Restated Credit Agreement to extend the termination date of the Credit Agreement to December 31, 2017. The Credit Agreement extends the Company's $25.0 million revolving credit facility, which includes a $15.0 million sub-limit for letters of credit.

The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, to be filed with the Company's March 31, 2013 Form 10-Q.

On March 27, 2013, the Company issued a press release announcing it had entered into the Credit Agreement. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

     (d)     Exhibits

Exhibit No.	Description

99.1	Press Release dated March 27, 2013

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: March 27, 2013	By: /s/ Kevin Paprzycki
Kevin Paprzycki
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 27, 2013